UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 16, 2015

Black Hills Corporation

(Exact name of registrant as specified in its charter)

South Dakota

(State or other jurisdiction of incorporation)

001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street
Rapid City, South Dakota	57709-1400
(Address of principal executive offices)	(Zip Code)

605.721-1700

(Registrants telephone number, indicating area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐                     Pre-commencement communications pursuant to Rule 13e-e(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01                                        Other Events.

Black Hills Corporation is filing this Current Report on Form 8-K to provide certain pro forma financial information with respect to SourceGas Holdings LLC (“SourceGas”), and the pending acquisition by Black Hills Corporation of SourceGas and related financings related thereto.  As previously disclosed in its’ Current Report on Form 8-K filed on July 14, 2015, Black Hills Corporation has entered into a definitive agreement to acquire SourceGas from investment funds managed by Alinda Capital Partners and GE Energy Financial Services, a unit of General Electric Co. for a purchase price of approximately $1.89 billion.  In connection with entering into the agreement to acquire SourceGas, Black Hills Corporation entered into a bridge term loan agreement with Credit Suisse as the Administrative Agent and 10 additional banks, collectively, for commitments totaling $1.17 billion.

The agreement for the acquisition of SourceGas is subject to regulatory approvals from public utility regulators in Wyoming, Colorado, Nebraska and Arkansas.  Completion of the acquisition is also subject to various provisions including representations, warranties, and covenants with respect to Wyoming, Colorado, Nebraska and Arkansas utility businesses that are subject to customary conditions and limitations.  The acquisition received Hart-Scott-Rodino clearance from the Federal Trade Commission on August 18, 2015.  On August 10, 2015, Black Hills filed joint applications with the public utility regulators in Wyoming, Colorado, Nebraska and Arkansas.  The discovery process with all four state commissions is ongoing and the acquisition is expected to close during the first half of 2016.

Black Hills Corporation is filing the information under this Item 8.01 solely to file historical financial statements of SourceGas and the unaudited pro forma combined condensed financial statements, which give pro forma effect to the SourceGas acquisition described above and related financings as if the acquisition of SourceGas and the related financings occurred on January 1, 2014.

This Item 8.01 contains:

•                  Historical financial statements of SourceGas in accordance with Rule 3-05 of Regulation S-X, included as exhibits 99.1 and 99.2, which are incorporated herein by reference; and

•                  Pro forma financial information of Black Hills Corporation and SourceGas on a combined basis in accordance with Article 11 of Regulation S-X giving effect to certain pro forma events relating to Black Hills Corporation’s pending acquisition of SourceGas, included as Exhibit 99.3 hereto, which is incorporated by reference.

This Current Report on Form 8-K contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.”  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  This includes, without limitations, completion of the acquisition of SourceGas and the related financings.  These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business.  However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, the risk factors described in Item 1A of Part I of our 2014 Annual Report on Form 10-K for the year ended December 31, 2014, as amended by Form 10-K/A filed on August 7, 2015, in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and in other reports that we file with the SEC from time to time.

Item 9.01                                        Financial Statements and Exhibits.

(a)         Financial Statements of Business acquired

Filed herewith are the following financial statements of SourceGas

•                  Audited Financial Statements of SourceGas as of and for the year ended December 31, 2014 attached hereto; and

•                  Unaudited Financial Statements of SourceGas as of and for the nine months ended September 30, 2015.

(b)         Pro Forma Financial Information

Filed herewith is the following pro forma financial information:

Unaudited Pro Forma Combined Condensed Statements of Income for the nine months ended September 30, 2015 and for the year ended December 31, 2014 and Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2015.

(d)         Exhibits

The following exhibits are filed herewith:

23.1                        Consent of Independent Registered Public Accounting Firm

99.1                        Audited financial statements of SourceGas Holdings LLC as of and for the year ended December 31, 2014

99.2                        Unaudited financial statements of SourceGas Holdings LLC as of and for the nine months ended September 30, 2015

99.3                        Unaudited Pro Forma Combined Condensed Statements of Income for the nine months ended September 30, 2015 and for the year ended December 31, 2014 and Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2015 of Black Hills Corporation and SourceGas Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

	By:	/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President
and Chief Financial Officer

Date: November 16, 2015

Exhibit Index

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Audited financial statements of SourceGas Holdings LLC as of and for the year ended December 31, 2014

99.2	Unaudited financial statements of SourceGas Holdings LLC as of and for the nine months ended September 30, 2015

99.3

Unaudited Pro Forma Combined Condensed Statements of Income for the nine months ended September 30, 2015 and for the year ended December 31, 2014 and Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2015 of Black Hills Corporation and SourceGas Holdings LLC